Exhibit 10.1

SEMPRA ENERGY

488 8th Avenue

San Diego, California 92101

[Date]

[Name]

[Address]

Re:      Indemnification and Insurance

Dear [First name],

The Board of Directors of Sempra Energy (the “Company”) has investigated the availability and sufficiency of liability insurance and statutory indemnification provisions to provide directors, officers, employees and other agents of the Sempra Energy Companies with appropriate protection against the various legal risks and potential liabilities to which their positions subject them.  It has concluded that liability insurance and statutory indemnification provisions may provide inadequate and unacceptable protection.

Accordingly, to attract and retain the services of highly experienced and capable individuals such as you, the Company’s Board of Directors has determined (after due consideration and investigation of the terms and provisions of this agreement) that it is not only reasonable and prudent but also essential to the best interests of the Company and its shareholders to provide the additional protective measures contemplated by this agreement.

Therefore, the Board of Directors has authorized the Company to enter into the following agreement with you:

            1.         Definitions.  For purposes of this agreement:

(a)        The term “agent of the Company” means any person who is or was a director, officer, employee or other agent of one or more Sempra Energy Companies, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not such person is serving in such capacity at the time any expense, liability or settlement amount is incurred for which indemnification or advances of expenses are to be provided under this agreement.

(b)        A “change in control” of the Company shall be deemed to have occurred when:

                                    (i)         Any person is or becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

                                    (ii)        The following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                    (iii)       There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

                                    (iv)       The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                        (c)        The term “expenses” includes, without limitation, fees (statutory or otherwise), disbursements and retainers of attorneys, accountants, witnesses and experts, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals and other expenses actually and reasonably incurred by you in connection with any proceeding or in establishing your rights to indemnification by the Company pursuant to this agreement or otherwise and, to the extent you are not otherwise compensated by a Sempra Energy Company or any third party, reasonable compensation for time spent by you in connection with any of the foregoing.  The term “expenses” does not include liabilities or settlement amounts.

                        (d)       The term “liabilities” includes, without limitation, judgments, fines, penalties, excise taxes under the Employee Retirement Income Security Act of 1974 and other monetary liabilities levied or assessed against you in connection with any proceeding.  The term “liabilities” does not include expenses or settlement amounts.

                        (e)        The term “person” shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Securities Exchange Act of 1934.

                        (f)        The term “proceeding” includes, without limitation, any threatened, pending or completed action, suit or other proceeding (whether formal or informal, whether brought by or in the name or right of a Sempra Energy Company or otherwise and whether of a civil, criminal, administrative, investigative or other nature) to which you are party, are threatened to be made a party or are otherwise involved by reason of the fact that you are or were an agent of the Company.

                        (g)        The term “reviewing party” means the person or body appointed in accordance with Section 5 of this agreement.

                        (h)        The term “Sempra Energy Companies” means the Company and its subsidiaries and any other corporation, partnership, joint venture, trust or other enterprise directly or indirectly controlled (by possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such enterprise, through the ownership of voting securities or otherwise) by the Company, and the term a “Sempra Energy Company” means any of the Sempra Energy Companies.

                        (i)         The term “settlement amounts” includes, without limitation, all amounts actually and reasonably incurred by you in settling or otherwise disposing of any proceeding.  The term settlement amounts do not include expenses or liabilities.

2.         Agreement to Serve.  You agree to continue to serve the Sempra Energy Companies as a director, officer or employee for so long as you are retained in such positions or until such time as you tender your resignation or are removed or terminated from such positions.

3.         Indemnification in Third Party Proceedings.  The Company shall indemnify you against all expenses, liabilities and settlement amounts incurred by you in connection with any proceeding (other than a proceeding by or in the name or right of a Sempra Energy Company to procure a judgment in its favor) by reason of the fact that you are or were an agent of the Company; provided, however, that the Company shall not be required to indemnify you in respect of any settlement amounts incurred by you that are not approved by the Company.

4.         Indemnification in Proceedings by or in the Name or Right of a Sempra Energy Company.  The Company shall indemnify you against all expenses, liabilities and settlement amounts incurred by you in connection with any proceeding by or in the name or right of a Sempra Energy Company to procure a judgment in its favor.

5.         Conclusive Presumption Regarding Standards of Conduct.  You shall be conclusively presumed to have met all relevant standards of conduct (if any) of applicable law for indemnification pursuant to this agreement, unless a determination is made that you have not met such standards by the reviewing party.  Before any change in control of the Company, the reviewing party shall be any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board of Directors of the Company who is not a party to the proceeding with respect to which you are seeking indemnification; after a change in control of the Company, the reviewing party shall be the independent counsel.  With respect to all matters arising after a change in control of the Company concerning your right to indemnification under this agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for indemnifiable events, the Company shall seek legal advice only from independent counsel selected by you and approved by the Company, the approval of whom shall not be unreasonably withheld, and who has not otherwise performed services for the Company or you (other than in connection with indemnification matters) within the last five years.  The independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or you in an action to determine your rights under this agreement.  The independent counsel, among other things, shall render a written opinion to the Company and you as to whether and to what extent you should be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the independent counsel and to indemnify fully such counsel against any and all expenses, including attorneys’ fees, claims, liabilities, loss, and damages arising out of or relating to this agreement or the engagement of independent counsel under this agreement.

6.         Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this agreement, to the extent that you have been successful in defense of any proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise (including, without limitation, the dismissal thereof without prejudice or settlement thereof without an admission of liability), the Company shall indemnify you against all expenses incurred by you in connection therewith.

7.         Partial Indemnification.  If you are entitled under any provision of this agreement to indemnification by the Company for a portion of the expenses, liabilities and settlement amounts incurred by you in connection with any proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify you for the portion of your expenses, liabilities and settlement amounts to which you are entitled.

8.         Advances of Expenses.  Upon your written request and without regard to any determination made under Section 5 of this agreement, expenses incurred by you in connection with any proceeding shall be promptly advanced to you by the Company prior to the final disposition of the proceeding subject to your written undertaking to repay any advances if it is ultimately determined that you are not entitled to indemnification in respect of such expenses.

9.         Indemnification Procedure; Determination of Right to Indemnification.

            (a)        You will promptly notify the Company in writing after your receipt of notice of the commencement of any proceeding in respect of which a claim is to be made against the Company under this agreement; provided, however, your omission so to notify the Company shall not relieve the Company from any liability which it may have to you under this agreement except and to the extent that the Company establishes by clear and convincing evidence that such omission was materially prejudicial to the Company and shall not relieve the Company from any liability which it may otherwise have to you.  You will also provide the Company with such information and cooperation with respect to the proceeding as it may reasonably request.

            (b)        If a claim by you for indemnification or for advances of expenses under this agreement is not paid by the Company within 30 days of the Company’s receipt of your written request for payment, your rights to indemnification and advances as provided by this agreement shall be enforceable by you in any court of competent jurisdiction.  In any such action, you shall be presumed to be entitled to indemnification and advances of expenses and the Company shall be required to establish by clear and convincing evidence that you are not so entitled or that such indemnification and advancement of expenses is prohibited under applicable law.

            (c)        The expenses incurred by you in connection with any action concerning your right to indemnification or advances of expenses in whole or in part pursuant to this agreement shall also be indemnified by the Company regardless of the outcome of such an action, unless a court of competent jurisdiction determines that each of the material assertions made by you in such action were not made in good faith or were frivolous.

            (d)       With respect to any proceeding for which indemnification or advances of expenses is requested pursuant to this agreement, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, may assume the defense thereof with counsel satisfactory to you.  You shall have the right to employ your own counsel in any proceeding, but the Company will not be liable to you under this agreement for any fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the proceeding unless (i) the employment of counsel by you has been authorized by the Company, (ii) you shall have reasonably concluded that there may be a conflict of interest between the Company and you in the conduct of the defense of the proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of the proceeding.  The Company shall not be entitled to assume the defense of any proceeding brought by or in the name or right of a Sempra Energy Company or any proceeding as to which you have concluded that there may be a conflict of interest between the Company and you and the Company shall not settle any proceeding in any manner which would impose any penalty or limitation on you without your written consent.

10.       Limitations on Indemnification and Advances of Expenses.  No indemnification or advances of expenses shall be made to you by the Company pursuant to this agreement:

            (a)        In connection with any proceeding initiated or brought voluntarily by you and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advances of expenses under this agreement or any statute or other law or otherwise as required under applicable law, but such indemnification or advances of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

            (b)        To the extent that you are actually indemnified or expenses are actually advanced to you by the Company otherwise than pursuant to this agreement or by another Sempra Energy Company or an affiliate thereof.

            (c)        To the extent that any expenses, liabilities or settlement amounts are actually paid or reimbursed to you pursuant to a valid and collectible insurance policy.

            (d)       In connection with any proceeding for an accounting of profits made from the purchase or sale by you of securities pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law.

            (e)        To the extent that such indemnification or advances of expenses is determined to be prohibited under applicable law by a final and nonappealable judgment of a court of competent jurisdiction.

11.       Maintenance of Liability Insurance.

            (a)        The Company agrees that, subject to subsection (c), as long as you continue to serve as a director or officer of a Sempra Energy Company and thereafter as long as you may be subject to any possible proceeding, the Company shall on your behalf purchase and maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts and coverages from established and reputable insurers.

            (b)        In all directors’ and officers’ liability insurance policies, you shall be named as an insured in such a manner as to provide you with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors or officers.

            (c)        Notwithstanding the foregoing, the Company shall have no obligation to maintain directors’ and officers’ liability insurance on your behalf if the Company reasonably determines that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions, endorsements, or any other insurance policy terms and conditions that it provides an insufficient benefit, or you are covered by similar insurance maintained by another Sempra Energy Company or an affiliate thereof.

            12.       Additional Indemnification Rights; Nonexclusivity.  Notwithstanding any other provision of this agreement, the Company agrees to indemnify and advance expenses to you to the highest extent permitted by applicable law, notwithstanding that such indemnification or advances are not specifically authorized by the other provisions of this agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute.  In the event of any change, after the date of this agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify or advance expenses to an agent of the Company, such changes shall be ipso facto within the purview of your rights and Company’s obligations under this agreement.  In the event of any change in applicable law, statute or rule which narrows the right of a California corporation to indemnify an agent of the Company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this agreement, shall have no effect on this agreement or your rights and the Company’s obligations hereunder.  The indemnification and advances of expenses provided by this agreement shall not be deemed exclusive of any rights to which you may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to action in your official capacity and as to action in another capacity while holding such office.  The indemnification and advances of expenses provided under this agreement shall continue for any action taken or not taken by you while serving in an indemnified capacity even though you may have ceased to serve in such capacity at the time of any action or other covered proceeding.

13.       Acknowledgment.  Both you and the Company understand and acknowledge that in certain instances, applicable law or public policy may prohibit or otherwise limit the indemnification or advances of expenses intended to be provided by this agreement.  You also understand and acknowledge that the Company has undertaken or may in the future undertake with the Securities and Exchange Commission in certain circumstances to submit to, and be bound by, a court determination of your right to indemnification contemplated by this agreement.

14.       Successors and Assigns.  This agreement shall be binding upon, and shall inure to your benefit and to the benefit of your heirs, executors, administrators and assigns, whether or not you have ceased to be an agent of the Company.

15.       Separability.  Each and every paragraph, sentence, term and provision of this agreement is separate and distinct so that if any paragraph, sentence, term or provision thereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof.  To the extent required, any paragraph, sentence, term or provision of this agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide you with indemnification and advances of expenses in connection with any proceeding to the maximum extent permitted by applicable law.

16.       Savings Clause.  If this agreement or any paragraph, sentence, term or provision of this agreement is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify you as to any expenses, liabilities and settlement amounts actually and reasonably incurred by you in connection with any proceeding to the fullest extent permitted by any applicable paragraph, sentence, term or provision of this agreement that has not been invalidated or by any provision of applicable law.

17.       Interpretation; Governing Law.  This agreement shall be construed as a whole and in accordance with its fair meaning.  Headings are for convenience only and shall not be used in construing meaning.  This agreement shall be governed and interpreted in accordance with the laws of the State of California.

18.       Amendments.  No amendment, waiver, modification, termination or cancellation of this agreement shall be effective unless in writing signed by the party against whom enforcement is sought.  The rights afforded to you by this agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Articles of Incorporation or Bylaws of the Company or by other agreements, including directors’ and officers’ insurance policies.

19.       Notices.  Any notice required to be given to the Company under this agreement shall be directed to the Company at its principal executive offices to the attention of the Company’s General Counsel.

20.       Subject Matter.  The intended purpose of this agreement is to provide for indemnification, advances of expenses and insurance and this agreement is not intended to affect any other aspect of any relationship between you and the Sempra Energy Companies.

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If the foregoing is acceptable to you, please so indicate by signing the enclosed copy of this letter and returning it to the Company whereupon this letter shall become a binding agreement between you and the Company.

                                                            SEMPRA ENERGY

                                                            By:

                                                                        Its:

Enclosure

ACCEPTED: